UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

UNITED CONTINENTAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Forward-looking Statements This website contains forward-looking statements that reflect the Company's current expectations and beliefs with respect to certain current and future events. including its future plans with respect to the Board and Mr. Munoz's full-time return as President and Chief Executive O fficer. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements inc lude. but are not limited to. those described in Part I, Item 1A., "Risk Factors" of the Company's Form 1 O·K for the year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports the Company files with the U.S. Securities and Exchange Commission. All forward-looking statements in this release are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement. whether as a result of new information. future events. changed circumstances or otherwise. except as required by applicable la w. Additionallnfonmation and Where to Find It This website may be deemed to be solicitation material in connection with the matters to be considered at the 2016 annual meeting (the "2076 Annual Meeting") of stockholders of United Continental Holdings.Inc. ("UAL j. UAL intends to file a proxy statement and a WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connec tion with any such solicitation of proxies from UAL stockholders. UAL STOCKHOLDERS ARE STRONGLY ENCOUR AGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE. BECAUSE THEY Wi CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain any proxy statement. any amendments or supplements thereto and other documents filed by UAL with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at UAL's website at www. ir.united.com in the "Securities Filings" section or by writing to UAL at 233 South Wacker Drive Chicago. Illinois 60606, Attn: Corporate Secretary. Participants in the Solicitation UAL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UAL's stockholders in connection with the matters to be considered at the 2016 Annual Meeting. Investors may obtain information regarding UAL and it s directors and executive officers in UAL's Annual Report on Form 1Q-K for the year ended December 31, 2015, which was filed with the SEC on February 18, 2016, and UAL's definitive proxy statement for its 201 5 annual meeting of stockholders (the "2015Annual Meeting"). which was filed with the SEC on April 24. 201 5. To the extent holdings of UAL securities by UAL's directors or executive officers have changed since the amount s disclosed in the def initive proxy statement for the 2015 Annual Meeting. such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation. and their direct or indirect interests. by security holdings or otherwise. will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Agree I have read and agree to the terms of this website.

UNITED

LATEST NEWS AND UPDATES | FREQUENTLY ASKED QUESTIONS | WEBCASTS AND PRESENTATIONS

Accelerating our Path Forward

This website contains important information about the United Airlines 2016 Annual Meeting and the steps we continue to take to create value for our shareholders.



UNITED

We are well on our way to restoring United as the world's greatest and most resilient airline. Our team has been focused on improving the operation and the customer experience, and the results are starting to show. Over the past several months, United has experienced significant improvements in on-time arrivals and completion factor. United's 2015 earnings were one of the best in the Company's history, and we made progress shrinking the margin gap with our closest competitors, strengthening our balance sheet, and returning significant cash to shareholders. We have a lot of positive momentum and an unwavering focus on delivering industry-leading operational performance, elevating our customer experience and improving our financial performance to create increased long-term shareholder value.

Our Board of Directors is focused on creating substantial value for shareholders, and provides important perspective, strategic advice and business expertise to our management team and oversees our drive to operate the safest, most dependable and welcoming airline while also providing unparalleled access to the world.

SIGN UP FOR EMAIL UPDATES

example@email.com | SUBMIT

RECENT NEWS

DATE	TITLE
03/08/16	United Comments on Proxy Contest
03/07/16	United Appoints Three New Independent Directors
03/06/16	United Airlines Announces Return of President and CEO Oscar Munoz

More News

© 2016 United Airlines All rights reserved.

Important Information | Contact

UNITED

LATEST NEWS AND UPDATES | FREQUENTLY ASKED QUESTIONS | WEBCASTS AND PRESENTATIONS

Latest News and Updates



UNITED



DATE	TITLE
03/08/16	United Comments on Proxy Contest
03/07/16	United Appoints Three New Independent Directors
03/06/16	United Airlines Announces Return of President and CEO Oscar Munoz

SIGN UP FOR EMAIL UPDATES

example@email.com SUBMIT

© 2016 United Airlines All rights reserved.

Important Information | Contact

News Release

United Airlines
Worldwide Media Relations
872.825.8640
media.relations@united.com

UNITED
A STAR ALLIANCE MEMBER

UNITED APPOINTS THREE NEW INDEPENDENT DIRECTORS

James Kennedy, Robert Milton and James Whitehurst Join United Board

CHICAGO, March 7, 2016 – United Continental Holdings, Inc. (NYSE: UAL) today announced that its Board of Directors has appointed three new highly qualified independent directors to the Board: James A.C. Kennedy, Robert A. Milton and James M. Whitehurst, effective immediately.

Henry L. Meyer III, Non-Executive Chairman of the Board, said, "We are always looking at ways to enhance corporate governance at United. For some time, the Board has been evaluating potential director candidates with the assistance of a leading search firm and with the benefit of shareholder input. We are very pleased to announce the appointment of three new independent directors to the Board today and expect to announce a fourth in the near term."

Meyer added, "We believe these accomplished executives, who have deep airline or other relevant experience, will provide invaluable perspective as we build on our strong momentum by continuously working to improve operations. We remain focused on investing in our products and services to earn the trust of our customers and employees and to create long-term value for our shareholders."

Oscar Munoz, who plans to resume the role of President and Chief Executive Officer on March 14, 2016, noted, "I am excited that three world-class, independent directors are joining the Board and believe they will help achieve our goal of generating superior value for shareholders. I look forward to working together with the Board and the management team to accelerate the positive momentum of our operational turnaround while continuing to innovate and elevate our employee and customer experience."

United's three new directors will be nominated by the Board for re-election at the 2016 Annual Meeting. The Board expects to appoint a fourth new independent director in the near term, who would also be nominated for re-election at the 2016 Annual Meeting. In connection with the appointment of the new directors, certain current directors will step down from the Board at or in advance of the 2016 Annual Meeting.

James Kennedy, 62, is the former President and Chief Executive Officer of T. Rowe Price Group, Inc., a global investment management organization which provides mutual funds, sub-advisory services, and separate account management. During his tenure, T. Rowe more than doubled its assets under management, which increased from $335 billion at the

United Appoints Three New Independent Directors I Page 2 end of 2006 to $763 billion as of December 31, 2015. Prior to his appointment as President and Chief Executive Officer in 2006, Mr. Kennedy served in roles of increasing responsibility at T. Rowe since 1978, including VP & Director of the Equity Research Division beginning in 1997. He has been a director ofT. Rowe since 1987. Prior to joining T. Rowe, Mr. Kennedy participated in the Financial Management training Program at General Electric. He graduated from Princeton University with a BA degree and Stanford University with an MBA. He is a recipient of the Stanford University Graduate School of Business Excellence in Leadership Award. Robert Milton, 55, was Chairman and Chief Executive Officer of ACE Aviation Holdings Inc., and was Chairman, President and Chief Executive Officer of Air Canada. Having joined Air Canada in 1992 in a consulting capacity, Mr. Milton moved from the role of Senior Director of Scheduling to Vice President, Scheduling and Product Management, Senior Vice President, Marketing and In-Flight Service and Executive Vice President and Chief Operating Officer. Mr. Milton became President and Chief Executive Officer of Air Canada in 1999. He is currently the lead director of Air Lease Corporation, a director of the Smithsonian National Air and Space Museum, and a trustee of the Georgia Tech Foundation Inc. Mr. Milton was a past director of US Airways, Inc., and was also a past Chairman of the Board of Governors of lATA (The International Air Transport Association). Mr. Milton graduated from the Georgia Institute of Technology with a BS in Industrial Management. James Whitehurst, 48, is President and Chief Executive Officer of Red Hat, Inc., a leading provider of open source enterprise IT products and services. Since joining Red Hat in January 2008, he has more than tripled the company's revenue from $523 million to $1.8 billion, while the company's stock has returned over 250%. Under his leadership, Red Hat was named to Forbes' list of ''The World's Most Innovative Companies" in 2015, 2014, and 2012; added to Standard and Poor's 500 stock index in 2009; and named one of the best places to work by Glassdoor in 2014. Prior to Red Hat, Mr. Whitehurst spent six years at Delta Air Lines, Inc., where he managed airline operations and drove significant international expansion as Chief Operating Officer. Mr. Whitehurst helped put the company back on firm footing as it emerged from bankruptcy in 2007. Before Delta, he held several corporate development leadership roles at The Boston Consulting Group, with clients across a wide range of industries. Mr. Whitehurst currently serves on the Board of DigitaiGiobe, Inc. In June 2015, Whitehurst published a book with Harvard Business Review Press entitled "The Open Organization: Igniting Passion and Performance" showing how open principles of management, based on transparency, participation, and community, can help organizations navigate and succeed in a fast paced connected era. He is a graduate of Rice University with a BA in Computer Science and has an MBA from Harvard Business School. United has been focused on improving its operations and customer and employee experience. Over the past several months, United has experienced significant improvements in on-time arrivals and completion factor. United's 2015 earnings were one of the best in the Company's history, and United made progress shrinking the margin gap with its closest competitors, strengthening its balance sheet, and returning substantial cash to shareholders. A STAR AlLIANCE MEMBER

United Appoints Three New Independent Directors I Page 3 United has also been upgrading its customer experience with free snacks and premium coffee, providing improved WiFi onboard, and modernizing its United Clubs and airport lounges. These and other enhancements are delivering continued improvement in United's customer satisfaction, employee pride, and financial performance. Forward-looking Statements This release contains forward-looking statements that reflect the Company's current expectations and beliefs with respect to certain current and future events, including its Mure plans with respect to the Board, the expected impact of the new directors on the Company and Mr. Munoz's full-time return as President and Chief Executive Officer. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in Part I, Item 1A., "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports the Company files with the U.S. Securities and Exchange Commission. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, Mure events, changed circumstances or otherwise, except as required by applicable law. About United United Airlines and United Express operate an average of nearly 5,000 flights a day to 342 airports across six continents. In 2015, United and United Express operated nearly two million flights carrying 140 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 700 mainline aircraft, and this year, the airline anticipates taking delivery of 20 new Boeing aircraft, including 737 NGs, 787s and 777s. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. Approximately 84,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. United Continental Holdings, Inc. common stock is traded on the NYSE under the symbol UAL. A STAR AlLIANCE MEMBER

UNITED d. News Release United Airlines Worldwide Media Relations 87 2.825.8640 media.relations@united.com A STAR ALLIANCE MEMBER y· · United Airlines Announces Return of President and CEO Oscar Munoz CHICAGO, March 6,2016-United Continental Holdings, Inc. (NYSE: UAL) today announced that President and Chief Executive Officer Oscar Munoz plans to return to those roles on a full-time basis on March 14, 2016 and resume all of his duties and responsibilities at that time. Munoz has already been participating actively in all major corporate decisions and meeting frequently with employees, shareholders, and other stakeholders during his recovery. Henry L. Meyer Ill, Non-Executive Chairman of United's Board of Directors, said, "The Board is confident in the strength and potential of United's business-and very pleased that Oscar will be returning to the roles of President and Chief Executive Officer on a full-time basis.We expect him to continue leading the company's improving operational and financial performance, driving increased shareholder value, and innovating and elevating United's customer and employee experience. We would also like to extend our sincere appreciation to Brett Hart for his superb leadership as acting CEO." Munoz said, "I am thrilled to return full-time to a job and the employees I love. Since September when I became CEO, our team has been focused on our employees, improving the operation and the customer experience, and the results are starting to show. In fact, over the past several months United has emerged as a top performer in on-time arrivals and completion factor among our largest industry peers. I am grateful to our 85,000 aviation professionals around the world at United for running such a great airline and taking care of our customers. "Our progress isn't just limited to the operation. Financially, we have been performing well. United's 2015 earnings were one of the best in the Company's history, and we made significant progress shrinking the margin gap with our closest competitors, strengthening our balance sheet, and returning significant cash to shareholders. United spent $1.2 billion repurchasing shares in 2015 and plans to spend $1.5 billion on share repurchases in the first quarter of 2016. We have a lot of positive momentum, but this is just the beginning. There is significant work underway and we see substantial upside yet to come." -more-

United Airlines Announces Return of President and CEO Oscar Munoz I Page 2 United has also been upgrading its customer experience with free snacks and premium coffee, providing improved WiFi onboard, and modernizing its United Clubs and airport lounges. These and other enhancements are delivering continued improvement in United's customer satisfaction, employee pride, and financial perfonnance. Forward-looking Statements This press release contains forward-looking statements that reflect the Company's current expectations and beliefs with respect to certain current and future events, including Mr. Munoz's full-time return as President and Chief Executive Officer and planned share repurchases. Factors that could cause actual events or results to differ significantly from those described in the forward looking statements include, but are not limited to, those described in Part I, Item 1A., "Risk Factors" of the Company's Form 10-K for the year ended December 31,2015, as well as other risks and uncertainties set forth from time to time in the reports the Company files with the U.S. Securities and Exchange Commission. All forward-looking statements in this release are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events,changed circumstances or otherwise, except as required by applicable law. About United United Airlines and United Express operate an average of nearly 5,000 flights a day to 342 airports across six continents. In 2015, United and United Express operated nearly two million flights carrying 140 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 700 mainline aircraft, and this year, the airline anticipates taking delivery of 20 new Boeing aircraft, including 737 NGs, 787s and 777s. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. Approximately 84,000 United employees reside in every U.S.state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook.United Continental Holdings, Inc. common stock is traded on the NYSE under the symbol UAL. ### A STAR A LLIANCE MEMBER {'

UNITED

LATEST NEWS AND UPDATES | FREQUENTLY ASKED QUESTIONS | WEBCASTS AND PRESENTATIONS

Frequently Asked Questions





1. What are United's views on PAR and Altimeter's nomination of an opposition slate?

United is always open to constructive input from shareholders, and respects the right of shareholders to nominate directors. However, the Board is deeply disappointed that after we attempted to engage in a constructive, good-faith dialogue with PAR and Altimeter, repeatedly communicated our willingness to make meaningful changes in our Board, publicly announced our intention to name four new independent directors with deep relevant experience and named three of them, PAR and Altimeter have unilaterally taken this hostile action with no concern that a proxy fight could distract the Company from executing on Oscar's strategic plan.

2. Is the United Board open to adding new directors?

Yes. The Board has been evaluating potential new director candidates since mid-2015 with the assistance of a leading search firm and with the benefit of shareholder input in the process. We recently appointed three new independent directors with deep relevant experience to the Board and intend to add one more in the near term:

– Jim Kennedy is the former President and CEO of T. Rowe Price Group, Inc., a global investment management organization. During his tenure, T. Rowe has more than doubled its assets under management, which increased from $335 billion at the end of 2006 to $763 billion as of December 31, 2015.

– Robert Milton was Chairman and Chief Executive Officer of ACE Aviation Holdings Inc. and Chairman, President and Chief Executive Officer of Air Canada. He has worked in the airline industry for over 20 years, having joined Air Canada in 1992. He's also the lead director of Air Lease Corporation.

– Jim Whitehurst is President and CEO of Red Hat, Inc., and previously Chief Operating Officer at Delta Air Lines, Inc. He has more than tripled the revenue at Red Hat, which is a leading provider of open source enterprise IT products and services, since joining in 2008. As Chief Operating Officer at Delta Air Lines, Inc., he managed airline operations, drove significant international expansion and helped put the Company back on firm footing as it emerged from bankruptcy in 2007.

3. Will United's new directors replace existing Board members?

We expect that with the addition of new directors, certain current directors will step down from the Board at or in advance of the 2016 Annual Meeting.

4. How many director seats are up for reelection at the annual meeting?

All of the directors on the Board who are elected by United's common stockholders are elected annually. Two of the Company's directors are elected by certain unions.

5. When is United's Annual Meeting of Shareholders?

The date of the 2016 Annual Meeting has not yet been set.

6.When does United plan to file its definitive proxy materials for the 2016 Annual Meeting?

United will file its proxy materials in advance of the Annual Meeting, once the date has been set.

7. What is the record date?

The record date for the 2016 Annual Meeting has not yet been set.

8. How can I ensure receipt of timely updates from United on this matter?

This website was created as the place to go for information about our upcoming Annual Meeting. You may sign up for the automated e-news option on the website to be notified when new information is available on the website.

9. What does this mean for employees or customers of United?

Customers and employees will not see any changes to their day-to-day experiences during this proxy contest. The United team remains focused on accelerating our progress and executing on all strategic initiatives, and United employees will keep working hard to earn the trust of our valued customers.

10. Why didn't United enter into a settlement agreement with PAR and Altimeter?

Members of the Board met with representatives of PAR/Altimeter several times and repeatedly communicated the Board's willingness to make meaningful changes in Board composition. Despite the fact that the Board recently appointed three new independent directors with deep relevant experience to the Board and announced its intention to add one more in the near term, PAR and Altimeter have unilaterally taken this hostile action to launch a proxy fight that will distract the Company from executing on Oscar's strategic plan.

11. Where do I go if I want to book a flight?

Please go to our main site, United.com, where we would be happy to assist you with your travel needs.

SIGN UP FOR EMAIL UPDATES

example@email.com

SUBMIT

© 2016 United Airlines All rights reserved

Important Information | Contact

UNITED LATEST NEWS AND UPDATES FREQUENTLY ASKED QUESTIONS WEBCASTS AND PRESENTATIONS DATE TITLE 03/08/16 JPMorgan Aviation. Transportation and Industrials Conference Presentation © 2016 United Airlines All rights reserved. Important Information Contact SUBMIT example@emall.com

J PMofgan Aviation, Transportation and Industrials Conference United Continental Holdings, Inc. March 8,2016 Gerry Laderman-SVP Finance and acting Chief FinancialOfficer Doug Leo-SVP Revenue Management, Pricing and Network A STAR ALLIANCE MEMBER vt.,..·· UNITED IIJl

Safe Harbor Statement

Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "goals" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; our CEO's health prognosis and return to work on a full-time basis; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL's Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

1

UNITED

Focused on making United the best airline for employees, customers and shareholders UNITED 2 Optimize capital allocation Continue sensible cost management Execute on revenue and network initiatives Improve the operation

Investing in people, processes improvement and systems to drive further FY14 FY15 97.5% FY14 FY15 UNITED 3

Investing in people, processes improvement and systems to drive further 51.2% YTD15 YTD16 Consolidated completion factor1 95.7% 96.0% YTD15 YTD16 UNITED 1Throughendoffebruary 2015 and2018 4

Focused on making United the best airline for employees, customers and shareholders Improve the operation Continue sensible cost management Optimize capital allocation UNITED 5 Execute on revenue and network initiatives

Network and fleet themes support margin improvement in line with demand J ...... ···" .• " ' I/ ,· .-;".:. ... ' ' / UNITED 6 Expect 1Q16 PRASM to decrease 6% - 8o/o year-over-year ,'1)'·.'/ ,. Grow capacity

Aligning capacity with demand to maximize revenue • Build capacity and network based on demand • Overall capacity growth at or below GDP on average FY16 expected capacity Year-over-year change 2.1%. 3.1% 1.5%. 2.5% • Shift capacity among markets to maximize profitability • Moving planned growth out of Houston and into Denver and San Francisco • Grow domestic hubs • Exit Kennedy and consolidate transcon flying out of Newark Domestic International Consolidated • Leverage leading internationalposition • New destinations include Auckland, Athens and Singapore UNITED 7 1.0o/o • 2.0o/o

Reducing reliance on 50-seat aircraft... • Address regionalpilot shortage 50 seat aircraft fleet • Lower cost per seat 357 % decrease 238 • Improve reliability <100 • Address customer preference YE13 YE14 YE15 YE16E YE19E • Add ancillary revenue opportunities UNITED Soura:SECflllnp. VE1BE as of January 21,20t8 lnnatorUpdata 8 318 -60 254

Upgauging fleet drives margin expansion while also addressing regional pilot shortage



Average seats/departure
Year-over-year change
7.0%
~5.0%
3.1%
(0.5%)
FY13
FY14
FY15
FY16E



FY16E consolidated capacity
Year-over-year change
~5.0%
1.5% - 2.5%
(~2.0%)
(~1.0%)
Gauge
Departures
Stage Length
Capacity

9

UNITED

Current structure features misalignment between customer willingness to Customer type pay, fares,and product/extras Fares Product/extras Lowest and ancillary .............................................................. No frills UNITED 10 Pure price Regular available fares

Entry level fares permit us to better align products/extras and prices with segmented expectations and willingness to pay Product/extras Customer type Fares I Pure price Entry level fares No frills I UNITED 11

Focused on making United the best airline for employees, customers and shareholders Improving long-term shareholder value Execute on revenue and network initiatives Optimize capital allocation UNITED 12 Continue sensible cost management

Demonstrating cycle good cost performance through a business Non-fuelCASM1 Year-over-year change -2.5% Pilot agreement 1.3% Excluding ne w labor agreements (0.7%) FY15 FY14 FY16E 1Exdudlng specialchargea.fuel,third-partybuslneu1111d proftt.harlng expense.2018Euof.2015 Annual Report Form1o.K. For•GIN' to Nort-ONIP reconciliation, ueAppendlx.A 13 UNITED 0.5o/o - 1.5o/o FY14-FY18E Average -1.0%

Making good progress non-fuel costs in improving efficiency and reducing Annual non-fuel savings ($M) $800 FY14 FY15 FY16E UNITED 14 $380

Will remain flexible in our management of future fuelexpense Build risk profile considering competitive environment Continually assess ability to absorb or self· insure net fuelexposure UNITED 15

Focused on making United the best airline for employees, customers and shareholders Improve the operation Execute on revenue and network initiatives Continue sensible cost management UNITED 16 Optimize capital allocation

Generating meaningful cash flow Operating cash flow ($8) Free cash flow1 ($8) $6.0 $2.5 $2.6 ($1.6) FY12 FY12 FY13 FY14 FY15 FY13 FY14 FY15 1For a GAN' to Non-GN!P n conclllallon.••Appendix A UNITED 17 ($0.5) ($0.9) $1.4

Optimize capital allocation Continue to make investments to support business priorities Achieve investment grade balance sheet and well-funded pension plans On track to complete $3B share repurchase authorization in 2016 UNITED 18 Maintain unrestricted liquidity balance of $58 - $68, including revolver Shareholder compensation Strengthen the balance sheet

Investing in aircraft to support business priorities UNITED 19

Recent fleet announcements Accelerating 747 retirement to 2018 Placed order for 25 737-700 aircraft • In order to meet capacity needs while also accelerating 747 retirements, converting 787s originally planned for delivery beyond 2019 into five 787-9s and four 777-300ERs with delivery beginning in 2017 No meaningful increase to long-term • • Brings total 737-700 order book to 65 Reduces 50 seat fleet to less than 100 by the end of 2019 Leverages commonality and reduces complexity • • capitalexpenditures .\ Now expect FY16 capitalexpenditures 1 to be $3.18-$3.38 and average annual capital expenditures to be $3.88-$4.08 from 2016-2019,including -$ 2.88 of aircraft capital expenditures U N IT E D , Groucapitalaxpanditurasinclude net purch8Hdapoaitund axcluda fullyreintlurublecap :rojects

United's balance sheet is well positioned among peers

Invest in business

Strengthen the balance sheet

Shareholder compensation

2015 debt, pension, and post-retirement obligations[1]
($B)



$20.4
$17.0
$3.4
$23.8
$10.1
$13.7
$36.9
$29.3
$7.6
UAL
DAL
AAL
Debt
Pension & post-retirement

1: Year-end 2015 gross debt including aircraft rent capitalized at 7x, pension and post-retirement liability
Source: SEC filings; pension and postretirement obligations obtained from Note 8 – Pension and Other Postretirement Plans, Note 9 - Employee Benefit Plans and Note 13 - Retirement Benefits from UAL's, DAL's and AAL's 2015 Form 10-K, respectively

21

UNITED

Significant progress in lowering interest expense and increasing unencumbered asset base



Annual interest expense
($M)
(~35%)
$1,047
$669
FY10[1]
FY15



Unencumbered assets[3]
($B)
$8.6
$3.5
$5.1
$0.6
$0.3
$0.4
YE10[1,2]
YE16E
Aircraft
Non-aircraft [4]

[1] 2010 data is pro forma
[2] Numbers may not sum due to rounding
[3] Assumes encumbered assets become unencumbered at maturity of related debt financing
[4] Non-aircraft includes spare engines, spare parts, routes, slots, simulators, ground equipment, passenger loading bridges and other property

22

UNITED

Have increased the pace of the buyback Share repurchases ($M) $520 1Q15 2Q15 3Q15 4Q15 -3% -6% % shares repurchasecJ1 -1% -2% -13% 1Curra lldlva parcant oflllwesrepun:huedalnc:e andof 4Q14 z tQtiE auumu average ciDM prlc.quartertodathrough March 4, 2018 and March 7•, 2011clou price Df $57.72 for tha r tDf tha quarter 23 UNITED Shareholder compensation trengthen the balance sheet busines Invest in

Focused on making United the best airline for employees, customers and shareholders I ,,l,.,I,Nt r . - --...;:;:;:----.:.,!...I:!JI ••••• 24 Optimize capital allocation Continue sensible cost management Execute on revenue and network initiatives Improve the operation

[LOGO]

Appendix A: reconciliation of GAAP to Non-GAAP financial measures

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including income (loss) before income taxes excluding special items, net income (loss) excluding special items, net earnings (loss) per share excluding special items, and CASM, among others. CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that adjusting for special items is useful to investors because special charges are non-recurring charges not indicative of UAL's ongoing performance. In addition, the company believes that adjusting for MTM gains and losses from fuel derivative contracts settling in future periods and prior period gains and losses on fuel derivative contracts settled in the current period is useful because the adjustments allow investors to better understand the cash impact of settled fuel derivative contracts in a given period. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL also believes that adjusting capital expenditures for fully reimbursable projects is useful to investors in order to appropriately reflect the non-reimbursable funds spent on capital expenditures. For additional information related to special items, see Note 17 to the financial statements included in the 2015 Annual Report Form 10-K.

Forward Looking Projections. UAL is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

(In millions, except CASM amounts)

Consolidated CASM	2015	2014	2013
Operating expense	$32,698	$36,528	$37,030
Special charges	326	443	520
Third-party business expenses	291	534	694
Aircraft fuel and related taxes	7,522	11,675	12,345
Profit sharing	698	235	190
Operating expense excluding above items	$23,861	$23,641	$23,281
ASMs – consolidated	250,003	246,021	245,354
CASM (cents)	13.08	14.85	15.09
CASM, excluding special charges	12.95	14.67	14.88
CASM, excluding special charges and third-party business expenses	12.83	14.45	14.60
CASM, excluding special charges, third-party business expenses and fuel	9.82	9.70	9.57
CASM, excluding special charges, third-party business expenses, fuel and profit sharing	**9.54**	**9.61**	**9.49**

Source: Item 6 of UAL's 2014 Form 10-K and January 22, 2015 Earnings Release
NM: not meaningful

Pre-tax margin	2015	2014	2013	2012
Income (loss) before income taxes	$4,219	$1,128	$539	($724)
Add: Special charges	528	517	520	1,323
Add: Economic Hedge Adjustments	(249)	327	(45)	See Note 1
Adjusted income before income taxes	$4,498	1,972	1,014	599
Operating Revenues	$37,864	$38,901	$38,279	$37,152
Adjusted pre-tax margin	**11.9%**	**5.1%**	**2.6%**	**1.6%**

Note 1: United began reporting earnings excluding Economic Hedge Adjustments in 2014 for the years ended 2014 and 2013.

26

UNITED

Appendix A: reconciliation of GAAP to Non-GAAP financial measures (continued)

Return on invested capital (ROIC) is a Non-GAAP financial measure that we believe provides useful supplemental information for management and investors by measuring the effectiveness of our operations' use of invested capital to generate profits.

(in millions)	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013 (d)	Twelve Months Ended December 31, 2012
Net Operating Profit After Tax (NOPAT)				
Pre-tax income excluding special items (a)	$4,498	$1,972	$1,059	$599
NOPAT adjustments (b)	1,100	1,265	1,439	1,453
NOPAT	$5,598	$3,237	$2,498	$2,052
Effective tax rate	0.4%	0.3%	(2.4%)	1.7%
Invested Capital (five-quarter average)				
Total assets	$39,210	$37,568	$37,198	$38,083
Invested capital adjustments (c)	12,507	12,495	12,302	12,592
Average invested capital	$26,703	$25,073	$24,896	$25,491
ROIC	21.0%	12.9%	10.0%	8.0%

Notes:

(a) Non-GAAP Financial Reconciliation

	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013	Twelve Months Ended December 31, 2012
Pre-tax income (loss)	$4,219	$1,128	$539	($724)
Add: Special items	279	844	520	1,323
Pre-tax income excluding special items	$4,498	$1,972	$1,059	$599

(b) NOPAT adjustments include: adding back (net of tax shield) interest expense, the interest component of capitalized aircraft rent, and net interest on pension while removing interest tax expense.

(c) Invested capital adjustments include: adding back capital aircraft rent (at 7.0X) and deferred income taxes, less advance ticket sales, frequent flyer deferred revenue, tax valuation allowance, and other non-interest bearing liabilities.

(d) The 2013 ROIC calculation agrees to the amounts presented in the fiscal year 2013 earnings release. In 2014, we modified the ROIC calculation to reflect economic hedge adjustments. If we presented 2013 ROIC using the 2014 methodology, 2013 ROIC would be 9.9%.

27

UNITED

Appendix A: reconciliation of GAAP to Non-GAAP financial measures (continued)

Capital Expenditures (in millions)	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013	Twelve Months Ended December 31, 2012
Capital Expenditures - GAAP	$2,747	$2,005	$2,164	$2,016
Property and equipment acquired through the issuance of debt	$866	1,114	229	544
Airport construction financing	$17	14	40	50
Fully reimbursable projects	($124)	(49)	(45)	(35)
Adjusted capital expenditures - Non-GAAP	$3,506	$3,084	$2,388	$2,575

Free Cash Flow (in millions)				
Net cash provided by operating activities	$5,992	$2,634	$1,444	$935
Less: adjusted capital expenditures - Non-GAAP	3,506	3,084	2,388	2,575
Free Cash Flow	$2,486	($450)	($944)	($1,640)

28

UNITED

UNITED LATEST NEWS A ND UPDATES W EBCASTS AND PRESENTATIONS FREQUENTLY ASKED QUESTIONS Forward-looking S1atements This website contains forward-looking statements that reflect the Company's current expectations and beliefs with respect to certain current and future events,including its future plans with respect to the Board and Mr. Munoz's full-time return as President and Chief Executive Of ficer. Factors that could cause actualevents or results to differ significantly from those described in the forward-looking statements include,but are not limited to,those described in Part I,Item 1 A.,"Risk Factors" of the Company's Form 10-K for the year ended December 31,201 5,as well as other risks and uncertainties set forth from time to time in the reports the Company files with the U.S. Securities and Exchange Commission. All forward looking statements in this release are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events,changed circumstances or otherwise, except as required by applicable law. Additional Information and Where to Find It This website may be deemed to be solicitation materialin connection with the matters to be considered at the 2016 annualmeeting (the "2016 Annual Meeting") of stockholders of United Continental Holdings,Inc. ("UAL j . UAL intends to file a proxy statement and a WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from UAL stockholders. UAL STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE,BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain any proxy statement,any amendments or supplements thereto and other documents filed by UAL with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at UAL's website at www.ir.united.com in the "Securities Filings" section or by writing to UAL at 233 South Wacker Drive Chicago,Illinois 60606. Attn:Corporate Secretary. Participants in the Solicitation UAL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UAL's stockholders in connection with the matters to be considered at the 2016 Annual Meeting.Investors may obtain information regarding UAL and its directors and executive of ficers in UAL's Annual Report on Form 10-K for the year ended December 31,2015, which was filed with the SEC on February 18,2016.and UAL's definitive proxy statement for its 2015 annualmeeting of stockholders (the "2015 Annual Meeting"), which was filed with the SEC on April 24. 201 5. To the extent holdings of UAL securities by UAL's directors or executive officers have changed since the amounts disclosed in the definitive proxy statement for the 201 5 Annual Meeting.such changes have been or will be reflected on InitialStatements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation.and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Im portant Information © 2016 United Airlines All rights reserved. Contac t SUBMIT example@emall.com

UNITED

LATEST NEWS AND UPDATES | FREQUENTLY ASKED QUESTIONS | WEBCASTS AND PRESENTATIONS

Contact


UNITED



For Investors:

Jonathan Ireland
Managing Director
Investor Relations

Christina Coronios
Senior Manager
Investor Relations

(872) 825-8610
InvestorRelations@united.com

For Media:

United Media Relations
(872) 825-8640
media.relations@united.com

Sard Verbinnen & Co
George Sard / Denise DesChenes / Robin Weinberg
(212) 687-8080

SIGN UP FOR EMAIL UPDATES

example@email.com SUBMIT

© 2016 United Airlines All rights reserved.

Important Information | Contact